                                                     EXECUTION COPY -Revision #1












                         COMMON STOCK PURCHASE AGREEMENT


                                  by and among


                           SIGHT RESOURCE CORPORATION


                                       and


                     THE PERSONS LISTED ON EXHIBIT A HERETO





                          Dated as of December 30, 2002

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................................2

   Section 1.01     Definitions..............................................................2

ARTICLE II PURCHASE AND SALE OF THE SHARES...................................................4

   Section 2.01     Purchase And Sale Of The Shares..........................................4
   Section 2.02     Acknowledgement by Purchasers............................................4

ARTICLE III CONDITIONS TO CLOSING............................................................4

   Section 3.01     Mutual Conditions To Closing.............................................5
   Section 3.02     Conditions To Purchaser's Obligations....................................6
   Section 3.03     Conditions To The Company's Obligations..................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................................9

   Section 4.01     Representations And Warranties Of The Company............................9
   Section 4.02     Representations And Warranties Of The Purchasers........................13

ARTICLE V COVENANTS.........................................................................14

   Section 5.01     Board of Directors......................................................14
   Section 5.02     Transaction Documents...................................................14
   Section 5.03     Cooperation.............................................................15
   Section 5.04     Dividend Shares.........................................................15
   Section 5.05     Conversion Shares.......................................................15
   Section 5.08     Third Party Consents; Regulatory Matters................................15
   Section 5.09    Cancellation of Class I (Mirror) and Class II Warrants Held by Carlyle...15

ARTICLE VI LIMITATIONS AND RESTRICTIONS.....................................................16

   Section 6.01     Restrictions On Sales By Purchasers.....................................16
   Section 6.02     Registration Rights.....................................................16

ARTICLE VII MISCELLANEOUS...................................................................16

   Section 7.01     Notices.................................................................16
   Section 7.02     Legends.................................................................17
   Section 7.03     Termination.............................................................18
   Section 7.04     Action By Purchasers....................................................18
   Section 7.05     Entire Agreement........................................................18
   Section 7.06     Modifications And Amendments............................................18
   Section 7.07     Waivers And Consents....................................................18
   Section 7.08     Assignment..............................................................19
   Section 7.09     Benefit.................................................................19
   Section 7.10     Governing Law...........................................................19
   Section 7.11     Severability............................................................19
   Section 7.12     Interpretation..........................................................19
   Section 7.13     Headings And Captions...................................................19
   Section 7.14     Enforcement.............................................................19
   Section 7.15     No Waiver Of Rights, Powers And Remedies................................20

   Section 7.16     Expenses................................................................20
   Section 7.17     Confidentiality.........................................................20
   Section 7.18     Publicity...............................................................20
   Section 7.19     Counterparts............................................................21
   Section 7.20     Obligations Several, Not Joint..........................................21

                                    EXHIBITS


       DESIGNATION                           DESCRIPTION                     SECTION REFERENCES
        Exhibit A          Name of Purchasers and Number of Shares to Be
                           Purchased by Each Purchase                               1.01

        Exhibit B          Name of Carlyle Entity and Number of Dividend
                           Shares to be Issued by Company to Each of Them
                           in Lieu of Payment of Cash Dividends Set Forth
                           Opposite Name of Each of Them

        Exhibit C          Name of Carlyle Entity and Number of
                           Conversion Shares Issued by the Company to
                           Each Carlyle Entity Upon Conversion of Shares
                           of Series B Stock Set Forth Opposite Name of
                           Each

        Exhibit D          Escrow Agreement                                         1.01

        Exhibit E          Put and Right of First Refusal Agreement

        Exhibit F          Registration Rights Agreement


        Exhibit G          Opinion of Counsel to the Company                        3.01

        Exhibit H          Sixth Loan Modification Agreement



                                    SCHEDULES


          DESIGNATION                                      DESCRIPTION
            4.01(c)                                    Government Approvals

            4.01(d)                                 Rights to Purchase Shares

            4.01(e)                              Outstanding Registration Rights

            4.01(g)                                         Conflicts

                         COMMON STOCK PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of the 30th day of December, 2002 (the "Effective Date"), by and among SIGHT RESOURCE CORPORATION, a Delaware corporation (the "Company"), and the persons listed on Exhibit A attached hereto (each a "Purchaser" and collectively the "Purchasers"), under the following circumstances:

                                       R E C I T A L S

        WHEREAS, the Company has secured new senior financing in an amount of $2,000,000 (the "Senior Financing") from CadleRock Joint Venture, LP ("Cadle"), effective as of the Closing Date (as hereinafter defined); and

        WHEREAS, subject to the Senior Financing, each Purchaser has agreed to purchase and acquire shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company, in the amounts, at the purchase price and subject to the terms and conditions specified herein;

        WHEREAS, the Company desires to issue and sell to each of the Purchasers shares of the Common Stock of the Company, in the amounts, at the purchase price and subject to the terms and conditions specified herein; and

        WHEREAS, the Company and the Purchasers have agreed to the other transactions and agreements provided for, and upon the terms and conditions described herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.01..Definitions. As used in this Agreement, references to either gender shall include the other gender, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). The following terms are defined as follows:

               "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

               "Agreement" means this Common Stock Purchase Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

               "Business Day" means any day on which commercial banks are not authorized or required by law to close in Cincinnati, Ohio.

               "Carlyle" means Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P. and Carlyle Venture Coinvestment, L.L.C.

               "Closing" and "Closing Date" shall have the meanings specified in
          Section 2.01(b).

               "Commission" means the United States Securities and Exchange Commission or any other agency successor thereto.

               "Common Stock" has the meaning specified in the recitals to this Agreement.

               "Company" means and shall include Sight Resource Corporation, a Delaware corporation, and its successors and permitted assigns.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Financial Statements" means (i) the Company's consolidated balance sheet as of December 29, 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, as set forth in the Company's Report on Form 10-K for the year ended December 29, 2001, and (ii) the Company's consolidated balance sheet as of September 28, 2002 and the related consolidated statements of operations and cash flows for the nine months then ended, as set forth in the Company's Report on Form 10-Q for the period ended September 28, 2002.

               "Fleet" means Fleet National Bank, a national banking association.

               "Fleet Loan Documents" means (i) the Loan Agreement dated April 15, 1999 among Fleet, the Company and certain subsidiaries and affiliates of the Company (the Company and such subsidiaries and affiliates being hereinafter referred to as the "Original Borrowers"), as modified or amended by Modification Agreement dated March 31, 2000, Second Modification Agreement dated November 30, 2000, Amended and Restated Third Modification Agreement dated May 14, 2001, Fourth Modification Agreement dated July 31, 2002, and Fifth Modification Agreement dated November 15, 2002, (ii) the Secured Revolving Line Note dated April 15, 1999 in the maximum principal amount of $3,000,000 made by the Original Borrowers payable to Fleet, (iii) the Secured Term Note dated April 15, 1999 in the original principal amount of $7,000,000 made by the Original Borrowers payable to Fleet,
          (iv) the eight Security Agreements (All Assets) dated April 15, 1999 of each of the Original Borrowers, as amended and confirmed by certain Ratifications and Amendments of Security Agreements dated January 31, 2002, and (v) the Security Agreement (All Assets) dated July 31, 2002 by Kent Optometric Providers P.C.

               "Liquidity Event" means (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company to the public with net proceeds to the Company of not less than $15,000,000 or
        (b) the closing of a consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Company immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction.

               "Obligations" has the meaning specified in Section 3.02(g).

               "Payoff Amount" has the meaning specified in Section 3.02(g).

               "Person" means an individual, corporation, partnership, association, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

               "Purchaser" means and shall include each Person who purchases Shares (as defined herein) hereunder and each of its or their successors and permitted assigns.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "SEC Reports" has the meaning specified in Section 4.01(i).

               "Shares" has the meaning specified in Section 2.01(a).

               "Transaction Documents" shall mean this Agreement, the Escrow Agreement dated the Closing Date and attached hereto as Exhibit D, the Put and Right of First Refusal Agreement dated of even date herewith by and among the Purchasers attached hereto as Exhibit E, the Registration Rights Agreement dated of even date herewith by and among the Company and the Purchasers attached hereto as Exhibit F, and any other instruments or certificates to be executed and delivered in connection with this Agreement upon the Closing.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

        SECTION 2.01 Purchase and Sale of the Shares.

               (a) Issuance of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase, that number of shares of the Company's

Common Stock ("Shares") as is set forth opposite such Purchaser's name on Exhibit A attached hereto and incorporated by reference herein at a purchase price of $0.20 per share. The Shares shall be sold by the Company free and clear of all liens, security interests, pledges, hypothecation and other encumbrances.

               (b) Closings; Delivery of the Shares. The purchase and sale of the Shares shall take place on December 30, 2002 at the offices of Thompson Hine LLP, 2000 Courthouse Plaza N.E., Dayton, Ohio at 10:00 a.m. (local time) or at such other location, time and date as may be mutually agreed upon by the parties (the "Closing" and the "Closing Date"). At the Closing, subject to the terms and conditions contained in this Agreement, the Company will provide evidence satisfactory to each Purchaser that the Company has taken all steps necessary to cause to be issued to each Purchaser stock certificates evidencing the Shares, registered in the names of the Purchasers and dated as of the Closing Date, which stock certificates shall be delivered to the Purchasers within two Business Days of the Closing, against receipt of wire transfers of immediately available funds to an account of the Company specified to the Purchasers, in an aggregate amount equal to the purchase price set forth opposite the name of such Purchaser on Exhibit A attached to this Agreement and incorporated by reference herein for the Shares issued and sold to such Purchaser at the Closing.

               (c) At the time of the execution of this Agreement, each Purchaser other than the Carlyle entities shall deposit the purchase price to be paid to the Company for the purchase of the number of Shares set forth opposite its name on Exhibit A in to escrow pursuant to the terms of an escrow agreement in the form of Exhibit D attached hereto and incorporated by reference herein.

               (d) For the convenience of the Company, the Company hereby directs Carlyle to wire transfer to Fleet the purchase price to be paid by Carlyle for the Shares set forth on Exhibit A. Such wire transfer to Fleet by Carlyle shall constitute payment to the Company for the Shares to be issued to Carlyle pursuant to this Agreement.

        SECTION 2.02 Acknowledgement by Purchasers. Each Purchaser acknowledges
(i) that the Company has furnished to such Purchaser all such information as such Purchaser has requested in connection with the investment determination by such Purchaser to enter into this Agreement and to purchase Shares, and (ii) that such Purchaser has had the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the purchase of the Shares.

                                   ARTICLE III
                              CONDITIONS TO CLOSING

        SECTION 3.01 Mutual Conditions to Closing. The obligation of each Purchaser to purchase and pay for, and the obligation of the Company to issue and sell to each Purchaser, the Shares at the Closing and to consummate the other transactions contemplated by this Agreement or the Transaction Documents to which it is a party, is subject to the following conditions:

               (a) No Injunction. No injunction or order of any court or other governmental authority restraining the consummation of the transactions provided for herein or contemplated by the other Transaction Documents shall be in effect; and

               (b) No Termination. This Agreement shall not have been terminated pursuant to Section 7.03.

               (c) All consents, approvals, registration and qualifications from, and all filings with, any third party or governmental authority necessary for the consummation of the transactions contemplated herein or in the Transaction Documents shall have been received.

        SECTION 3.02 Conditions to Purchaser's Obligations. The obligation of each Purchaser to purchase and pay for the Shares and to consummate the other transactions contemplated by this Agreement or the Transaction Documents to which it is a party, at the Closing is subject to the following additional conditions:

               (a) Compliance with Agreement. Each of the representations and warranties of the Company set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of the Closing, and all agreements, covenants and conditions required by this Agreement to be complied with or performed or fulfilled by the Company at or prior to such Closing shall have been complied with, performed or fulfilled in all material respects;

               (b) Executed Counterparts. Each Purchaser shall have received prior to or at the Closing counterparts of each of the Transaction Documents, each in form and substance reasonably satisfactory to the Purchaser, to which the Company is a party, duly executed by or on behalf of the Company;

               (c) Transaction Documents. All of the Purchasers shall have executed and delivered the Transaction Documents required to be executed and delivered by them pursuant to this Agreement, including, but not limited to, the Put and Right of First Refusal Agreement;

               (d) Payment by Other Purchasers. Each other Purchaser shall have, at the Closing, made payment for the Shares being purchased by such Purchaser in the amount of the purchase price set forth opposite its name on Exhibit A;

               (e) Delivery of Stock Certificates. The Company shall have delivered to each Purchaser at the Closing, evidence reasonably satisfactory to such Purchaser that the Company has taken all steps necessary to cause to be issued to such Purchaser a stock certificate evidencing the Shares, no later than two business days following the Closing;

               (f) Opinion of Counsel. The Purchasers shall have received prior to or at the Closing an opinion from counsel to the Company in substantially the form attached hereto as Exhibit C;

               (g) Pending Actions. No suit, action or proceeding, injunction or preliminary injunction which seeks to prohibit consummation of the transactions contemplated by this Agreement shall be pending;

               (h) Debt Reduction. On the Closing Date, Cadle shall have acquired all rights under the Fleet Loan Documents, the total amount of indebtedness of the Company under the Fleet Loan Documents shall have been reduced to $2,000,000, and all events of default, defaults, and matters that with the passage of time would mature into defaults under the Fleet Loan Documents shall have been waived by Cadle as of the Closing Date, and the Sixth Loan Modification Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

               (i) Issuance of Dividend Shares. The Company shall have issued to Carlyle the number of shares of Common Stock set forth opposite the name of each Carlyle entity (the "Dividend Shares"), on Exhibit B attached hereto and incorporated by reference herein, on account of accrued and unpaid dividends on the shares of Series B Convertible Preferred Stock of the Company ("Series B Stock") held by them in lieu of accrued and unpaid cash dividends thereon, and the Company has delivered to Carlyle at the Closing, evidence reasonably satisfactory to Carlyle that the Company will issue and deliver certificates representing such shares of the Common Stock to Carlyle no later than two Business Days following the Closing.

               (j) Issuance of Conversion Shares. The Company shall have issued to Carlyle the number of shares of Common Stock (the "Conversion Shares") set forth opposite the name of each Carlyle entity on Exhibit C attached hereto and incorporated by reference herein, upon conversion of the number of shares of Series B Stock set forth opposite the name of each Carlyle entity on Exhibit C, and the Company has delivered evidence reasonably satisfactory to Carlyle that the Company will issue and deliver certificates representing such shares of Common Stock to Carlyle no later than two Business Days following the Closing.

               (k) Documentation at Closing. The Purchasers shall have received, prior to or at such Closing, (I) a certificate, executed by the Secretary or Assistant Secretary of the Company and dated as of the Closing Date, together with and certifying as to (A) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents and the performance by the Company of all transactions contemplated hereby and thereby and the election of Marco Brustio as a director of the Company and the steps to be taken to identify the person to be appointed as a director of the Company who would be the person of significant financial and accounting expertise contemplated by Section 5.01(c) of this Agreement; (B) a copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of such Closing; (C) a copy of the by-laws of the Company, as amended and in effect as of the date of such Closing; and (D) the names of the officers of the Company authorized to sign the Transaction Documents together with the true signatures of such officers; and
(II) a certificate, executed by an executive officer of the Company and dated as of the Closing Date, to the effect that, to the best of the knowledge of such individual, the conditions set forth in Section 3.02 have been satisfied; and

               (l) Documents and Proceedings. All documents to be provided to the Purchasers hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to such Closing and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers or to their counsels.

               (m) Election of Directors. Mr. Schwarz and Mr. Tabacchi shall continue as directors of the Company; Mr. Marco Brustio shall be elected a director effective as of the Closing Date; and the Board of Directors of the Company shall have agreed to elect, as soon as reasonably practicable after the Closing, an additional director who has significant financial and accounting expertise and who is neither employed by the Company nor an Affiliate of the Company as an employee or consultant.

        Waiver. Any condition specified in this Section 3.02 may be waived by the consent of all the Purchasers.

        SECTION 3.03 Conditions to the Company's Obligations. The obligation of the Company to issue and sell the Shares at the Closing is subject to the following additional conditions:

               (a) Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in Section 4.02 hereof shall be true and correct in all material respects on the date of such Closing;

               (b) Executed Counterparts. The Company shall have received prior to or at the Closing counterparts of each of the Transaction Documents to which a Purchaser is a party, in form and substance reasonably satisfactory to the Company, duly executed by such Purchaser;

               (c) Payment. The Company shall have received payment in full for the Shares to be purchased at the Closing in accordance with Section 2.01;

               (d)  Documentation at Closing.

                      (A) With respect to each of the Purchasers that are United
               States corporate entities, the Company shall have received, prior to or at the Closing, a certificate, executed by the Secretary of such Purchaser and dated as of the Closing Date, together with and certifying as to (i) the resolutions of the Board of Directors of such Purchaser authorizing the execution and delivery of this Agreement and the other Transaction Documents and the performance by such Purchaser of all transactions contemplated hereby and thereby; and (ii) the names of the officers of such Purchaser authorized to sign the Transaction Documents together with the true signatures of such officers; and

                      (B) With respect to all other Purchasers, the Company
               shall have received, prior to or at the Closing, such certification as the Company may reasonably request with respect to each Purchaser's compliance with the representation and warranties set forth in Section 4.02
               (f); and

               (e) Documents and Proceedings. All documents to be provided to the Company hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to such Closing and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company or its counsel.

        Waiver. Any condition specified in this Section 3.03 may be waived by the Company.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.01 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

               (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, is duly qualified and in good standing in every other state in which by reason of the nature or location of the Company's assets or operation of the Company's business, such qualification is necessary and has all requisite corporate power and authority to own and operate its assets and properties and to conduct its business as presently conducted, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of assets and property or the conduct of its business requires such qualification except where the failure to do so would not, and reasonably could not be expected to, have a material adverse effect on the business operations, financial condition, liabilities, assets or properties (a "Material Adverse Effect") of the Company and its subsidiaries taken as a whole. True and correct copies of the Certificate of Incorporation of the Company, as amended and in effect as of the date of this Agreement, and the By-Laws of the Company, as amended and in effect as of the date of this Agreement, both certified by the Secretary or an Assistant Secretary of the Company, have been made available to the Purchasers.

               (b) Corporate Action. The Company has all necessary corporate power and authority to execute and deliver, and perform all obligations and agreements under this Agreement and the Transaction Documents to which it is a party and the Company has all necessary corporate power and has authorized the issuance and sale of the Shares and to consummate the other transactions contemplated by this Agreement and the Transaction Documents. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, including shareholder (if required) action on the part of the Company.

               (c) Governmental Approvals. Except as indicated on Schedule 4.01(c), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for, or in connection with, the issuance and sale of the Shares on the Closing Date, or the execution and delivery by the Company of, or for the performance by it of its obligations under, this Agreement and the Transaction Documents.

               (d) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 70,000,000 shares of Common Stock, par value $.01 per share, of which 30,667,709 shares are issued and outstanding and 30,600 shares are treasury shares, and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 200,000 shares have been designated as Series A Preferred Stock, none of which are issued and outstanding, and 1,452,119 shares have been designated as Series B Preferred Stock, all of which are issued and outstanding. The Shares, when issued against payment of the purchase price set forth in Section 2.01, will be duly authorized, validly issued and fully paid and non-assessable and not subject to any lien, claim or encumbrance by reason of the Company's charter or by-laws or by reason of any other consensual action taken by the Company. The Dividend Shares and Conversion Shares at Closing will be duly authorized, validly issued, and fully paid and non-assessable. As of the date hereof, except as described or contemplated in the SEC Reports filed with respect to periods ending on or after December 29, 2001 and as set forth on Schedule 4.01(d), there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner contingent or otherwise to issue shares of its capital stock or other securities or securities exercisable therefore or convertible therewith, and the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated by this Agreement and the Transaction Documents. Except as described in the SEC Reports, and except as otherwise contemplated by the this Agreement and the Transaction Documents, no person is entitled to any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, including the Shares, Dividend Shares and Conversion Shares.

               (e) Registration Rights. As of the date hereof, except as set forth on Schedule 4.01(e), no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

               (f) Enforceability. The Company has duly authorized, executed and delivered this Agreement and the Transaction Documents to which it is a party, and this Agreement and the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity and limitations on availability of equitable relief, including specific performance, and except as rights to indemnification therein may be limited by applicable laws.

               (g) Absence of Conflicts. Except as set forth in Schedule 4.01(g), the Company's execution, delivery and performance of its obligations under this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene its Certificate of Incorporation or By-laws, (ii) violate, conflict with or constitute a default under (with or without notice of lapse of time or both) any law, rule, regulation, order, judgment or decree applicable to or binding upon the Company or its properties, which violation would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (iii) constitute a breach or default under (with or without notice or lapse of time or both) or require any consent under any agreement or instrument to which the Company is a party or by which the Company or its properties is bound or affected, which breach or default, or the absence of such consent, would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or (iv) require any consent, permit, approval, action, filing or recording of any third party or U.S. federal, state and local, or any foreign, governmental authority.

               (h) Financial Statements. The Financial Statements are correct in all material respects, present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

               (i) SEC Reports. Since December 30, 2000, the Company has filed with the Commission all reports (the "SEC Reports") each in the form (including exhibits and any amendments thereto) required to be filed by it under the Exchange Act. All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. All financial statements contained in the SEC Reports have been prepared in accordance with GAAP consistently applied throughout the period indicated and in conformity with the SEC's Regulation S-X. Each balance sheet presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company for the periods then ended.

               (j) Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.02 hereof, the issuance of the Shares and the Dividend Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act and applicable state securities laws. Neither the Company nor its agents has solicited or will solicit any offers to sell or has offered to sell, or will offer to sell all or any part of the Shares to any person or persons so as to make the exemption from registration under the Securities Act unavailable.

               (k) Broker's Fee. No brokers or finders are entitled to compensation in connection with the sale of the Shares or the issuance of the Dividend Shares and Conversion Shares attributable to any agreement or commitment made by or on behalf of the Company.

               (l) Exemption from State Anti-Takeover Laws. No "moratorium," "control share acquisition," shareholder approval requirement, Company "poison pill" plan, or other form of anti-takeover statute or regulation applies to the transactions contemplated by this Agreement if such transactions are consummated in the manner contemplated by this Agreement.

               (m) Rights Agreement. Prior to the execution of this Agreement, the Company has amended its Amended and Restated Rights Agreement dated as of May 15, 1997 with American Stock Transfer & Trust Purchasers (the "Rights Agreement") so that the execution of this Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time, result in (i) the grant of any rights to any person under the Rights Agreement or enable or require Company's outstanding rights to be exercised, distributed or triggered,
(ii) the Purchasers or any of their Affiliates becoming an "Acquiring Person" (as defined in the Rights Agreement), or (iii) a "Distribution Date" (as defined in the Rights Agreement).

               (n) Board of Directors. The members of the Board of Directors of the Company consist of nine members of which Mr. Dino Tabacchi and one designee of Carlyle have been duly elected as directors.

               (o) Debt Reduction. On the Closing Date, Cadle shall have acquired all rights under the Fleet Loan Documents, the amount of indebtedness of the Company under the Fleet Loan Documents shall have been reduced to $2,000,000, and all events of default, defaults, and matters that with the passage of time would mature into defaults under the Fleet Loan Documents shall have been waived by Cadle as of the Closing Date. This Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby will not violate any provisions of the Fleet Loan Documents as revised. The Fleet Loan Documents as revised and as shall be in full force and effect on the Closing Date contain no financial covenants, negative covenants or affirmation covenants that could have a Material Adverse Effect on the Company and its subsidiaries taken as whole. None of the Company or any of its officers, directors, employees, agents or affiliates are parties to any side letters or other agreements with Cadle, Fleet or any of their respective officers, directors, employees, agents or affiliates other than the Sixth Loan Modification Agreement. None of the Company or any officers, directors, employee, agent or affiliate of the Company or any of its subsidiaries is affiliated with or otherwise related to Cadle or any of its officers, directors, employees, agents or affiliates.

               (p) No Pending Transactions. Except for the transactions contemplated by this Agreement and the Transaction Documents, neither the Company nor any subsidiary is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person or entity that could result in (i) the sale, merger, consolidation or recapitalization of the Company or any subsidiary, (ii) the sale of all or substantially all of the assets of the Company or any subsidiary, or (iii) a change of control of more than five percent of the outstanding capital stock of the Company or any subsidiary.

               (q) Disclosure. Neither this Agreement nor any of the Transaction Documents which the Company is a party nor any Exhibits or Schedules hereto or thereto, nor any report, certificate or instrument furnished to any Purchaser or its counsel in connection with the transactions contemplated hereby or thereby, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

               (r) Litigation. There is no suit, claim, action, proceeding, arbitration, hearing or investigation pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or assets, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

               (s) Changes. Since the meeting of the Board of Directors of the Company in November at which November estimated financial results were distributed, there has not been any material adverse change in the assets, liabilities, financial conditions, operating results of the Company and its subsidiaries taken as a whole, or events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        SECTION 4.02 Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

               (a) Investment Intent. Purchaser is acquiring the Shares on the Closing Date for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and it has no present intention of distributing or selling such Shares. Such Purchaser understands that such Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Company has no obligation to so register the Shares other than pursuant to the Registration Rights Agreement dated the Closing Date. Such Purchaser hereby agrees not to make any sale, transfer or other disposition of such Shares unless either (i) such Shares have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to the Company that registration is not required under the Securities Act or under applicable securities laws.

               (b) Opportunity to Investigate. The Purchaser (i) has had the opportunity to ask questions concerning the Company and all such questions posed have been answered to its satisfaction; (ii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Company; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

               (c) Accredited Investor. Such Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

               (d) Enforceability. Such Purchaser has duly authorized, executed and delivered the Transaction Documents to which it is a party, and this Agreement and such Transaction Documents constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity and limitations on availability of equitable relief, including specific performance, and except as rights to indemnification therein may be limited by applicable laws.

               (e) Broker's Fee. Except as heretofore disclosed in writing by such Purchaser to the Company, no brokers or finders are entitled to compensation in connection with the sale of the Shares attributable to any agreement or commitment made by or on behalf of such Purchaser.

               (f)  With respect to such Purchaser that is a corporation:

                    (i) Organization and Standing of the Purchaser. Such Purchaser is a duly organized and validly existing corporation in good standing and has all requisite corporate power and authority to own and operate its assets and properties and to conduct its business as presently conducted, except where the failure to do so would not have a material adverse effect on the Purchaser and its subsidiaries taken as a whole.

                    (ii) Corporate Action. Such Purchaser has all necessary corporate or other power and has taken all corporate or other action required to authorize its execution and delivery of, and its performance under, this Agreement and the Transaction Documents to which it is a party and has all necessary corporate power and has taken all corporate action required to authorize its purchase of the Shares and to consummate the other transactions contemplated by the Transaction Documents.

               (g) Foreign Purchasers. If such Purchaser resides in a country other than the United States, such Purchaser represents and warrants that the purchase of the Shares by such Purchaser is in compliance with the applicable laws of its jurisdiction.

                                    ARTICLE V
                                    COVENANTS

        SECTION 5.01 Board of Directors. For a period of three years following the Closing Date, the Company's Board of Directors shall take such action as may be consistent with its fiduciary duties to cause the Board of Directors to remain consistent with its current composition subject to the following: (a) Mr. Tabacchi and one representative of Carlyle will be members of the Board of Directors of the Company, (b) Mr. Marco Brustio will be a director of the Company, and (c) the Board shall nominate an additional director who shall have significant financial and accounting expertise and who is neither employed by the Company nor an Affiliate of the Company as an employee or consultant and the identity and financial and accounting experience of such director shall be reasonably satisfactory to Carlyle; and (d) Mr. Tabacchi shall have the right to designate the director to fill the first vacancy on the Board of Directors of Company (other than vacancies caused by the resignation, removal or failure to nominate a director by Carlyle or Mr. Brustio) following the Closing.

        SECTION 5.02 Transaction Documents. The Company and each of the Purchasers covenant that each of them will execute and deliver at Closing the Transaction Documents to which it is a party. Each Purchaser covenants to each other Purchaser that it or its affiliate named therein will execute and deliver the Put and Right of First Refusal Agreement at Closing.

        SECTION 5.03 Cooperation. Each party shall endeavor in good faith to perform and fulfill all conditions and obligations on their respective parts to be fulfilled or performed hereunder or under the other Transaction Documents, to the end that the transactions contemplated hereby and thereby will be fully and timely consummated.

        SECTION 5.04 Dividend Shares. Simultaneously with the Closing, the Company shall issue to each Carlyle entity the number of Dividend Shares set forth opposite the name of each Carlyle entity on Exhibit B attached hereto in payment of accrued and unpaid dividends on the shares of Series B Stock held by each of them to and including the date of this Agreement. At Closing, the Company will deliver to Carlyle evidence reasonably satisfactory to Carlyle that certificates representing the number of Dividend Shares issued to each Carlyle entity will be delivered to each Carlyle entity no later than two Business Days following the Closing Date. The Company covenants that the Dividend Shares when issued will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all liens, security interests, pledges, hypothecation and other encumbrances.

        SECTION 5.05 Conversion Shares. Simultaneously with the Closing, the Company shall issue to each Carlyle entity the number of Conversion Shares set forth opposite the name of each Carlyle entity on Exhibit C attached hereto upon conversion of the number of shares of Series B Stock set forth opposite the name of each Carlyle entity on Exhibit C. At Closing, the Company will deliver to Carlyle, evidence reasonably satisfactory to Carlyle that certificates representing the number of Conversion Shares issued to each Carlyle entity will be delivered to each Carlyle entity no later than two Business Days following the Closing Date. The Company covenants that the Conversion Shares when issued will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all liens, security, interests, pledges, hypothecation and other encumbrances.

        SECTION 5.06 Third Party Consents; Regulatory Matters. Each of the Company and each Purchaser will (i) make on a prompt and timely basis all governmental or regulatory notifications, filings or submissions, under U.S. federal, state and local, and foreign, law, rules and regulations, necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and (ii) use reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other reasonable things necessary or appropriate to consummate the transactions contemplated by this Agreement. None of the Purchasers shall have any obligation to expend funds for the Company to consummate the transactions contemplated herein.

        SECTION 5.07 Cancellation of Class I (Mirror) and Class II Warrants Held by Carlyle. Simultaneously with the Closing and issuance of the Shares, Dividend Shares and Conversion Shares, the Carlyle entities and the Company covenant and agree that the Class I (Mirror) and Class II Warrants held by each Carlyle entity shall be marked cancelled on the books and records of the Company and will be of no further force and effect.

                                   ARTICLE VI
                          LIMITATIONS AND RESTRICTIONS

        SECTION 6.01 Restrictions on Sales by Purchasers. Subject to the provisions of Section 6.02 herein, each Purchaser agrees that until the date that is two years after the Closing Date, it will not, nor will it permit any of its Affiliates to, sell, solicit an offer to sell or propose to sell, any Shares purchased at the Closing except as follows:

                (a) each Purchaser may transfer Shares to any of its Affiliates or to any other Purchaser so long as such Affiliates or Purchaser agree in writing to be bound by the terms of this Article VI;

                (b) each Purchaser may transfer Shares to any of its Affiliates upon the occurrence of a Liquidity Event; and

                (c) each Purchaser may transfer Shares to any of its Affiliates if and to the extent permitted under Rule 144 promulgated under the Securities Act of 1933, as amended.

                (d) the Carlyle entities may transfer Shares pursuant to and in accordance with the Put and Right of First Refusal Agreement.

                (e) each Purchaser may transfer Shares, pursuant to the Registration Rights Agreement.

        SECTION 6.02 Registration Rights. At or prior to the Closing, the Company shall execute and tender to the Purchasers for execution by them a Registration Rights Agreement (the "Registration Rights Agreement") in form and substance satisfactory to the Company and the Purchasers.

                                   ARTICLE VII
                                  MISCELLANEOUS

        SECTION 7.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission (receipt confirmed), (iii) sent by international overnight or express courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

        If to the Company:   Sight Resource Corporation
                             6725 Miami Avenue, Suite 102
                             Cincinnati, Ohio 45243
                             Attn: Chief Executive Officer
                             Fax: (513)

           with a copy to:   Thompson Hine LLP

                             2000 Courthouse Plaza, N.E.
                             Dayton, Ohio 45402
                             Attn: J. Michael Herr, Esq.

     If to the Purchasers:   To the addresses set forth on Exhibit A

           With a copy to:   Carlyle Entities
                             c/o Carlyle Venture Partners, L.P.
                             1001 Pennsylvania Avenue
                             Suite 220 South
                             Washington, D.C.  20004
                             Attn:  Ryan Schwarz
                             Fax:  (202) 347-1818

                             Wilmer, Cutler & Pickering
                             100 Light Street
                             Baltimore, MD 21202
                             Attn:  John B. Watkins, Esq.

                             (If to Excalibur Investments B.V. or La Sesta S.A.)

                             Collier, Halpern, Newberg, Nolletti & Bock, LLP One North Lexington Avenue
                             White Plains, NY 10601
                             Attn:  David A. Newberg, Esq.

        All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight or express courier, on the Business Day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth Business Day following the day such mailing is made.

        SECTION 7.02 Legends. Each Purchaser acknowledges that, until registered under the Securities Act and any applicable state securities laws or transferred pursuant to the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"), each certificate representing a Share, whether upon initial issuance or upon any transfer thereof, shall bear a legend (and the Company and its transfer agent shall make a notation on its books of transfer to such effect), prominently stamped or printed thereon, in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO

        DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER OTHER APPLICABLE SECURITIES LAWS."

        SECTION 7.03 Termination. If the Closing has not occurred on or prior to February 15, 2003, or if prior to the Closing the Company or any Purchaser has been notified that the U.S. Department of Justice or the Federal Trade Commission, or any other Federal, state or other governmental agency or instrumentality the consent or approval of which is contemplated by the terms of this Agreement or any other Transaction Document, is prepared to (a) seek a preliminary injunction to enjoin the consummation of the transactions contemplated hereunder or thereunder or (b) grant such consent or approval upon the condition that any material action or forbearance of action not otherwise specifically required of the party choosing to terminate pursuant to this
Section 7.03 be taken, then (i) the Company may terminate this Agreement by written notice to the Purchasers and (ii) the Purchasers may terminate this Agreement by written notice to the Company.

        SECTION 7.04 Action by Purchasers. In any situation in which this Agreement either grants to the Purchasers as a group any rights or calls for the consent or waiver of the Purchasers as a group, such rights may be exercised, or such consent or waiver may be granted in writing by the Purchasers holding 80% of the Shares then held by all Purchasers (or if no Shares have then been purchased, by Purchasers entitled to purchase a majority of the Shares to be purchased.)

        SECTION 7.05 Entire Agreement. This Agreement, together with its Exhibits and Schedules, embodies the entire agreement and understanding between the parties hereto with respect to the provisions hereof and supersedes all prior oral or written agreements and understandings relating to the provisions hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

        SECTION 7.06 Modifications and Amendments. The material terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

        SECTION 7.07 Waivers and Consents. Except as other than expressly provided herein, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by all parties to this Agreement. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        SECTION 7.08 Assignment. The rights and obligations under this Agreement may not be assigned by any Purchaser on the one hand or by the Company on the other hand without the prior written consent of all other parties hereto (which consent shall not be unreasonably withheld), except that each Purchaser without the consent of the Company may assign this Agreement or any of its rights or obligations to an Affiliate of such Purchaser or to an entity (other than an entity that competes with the Company) with which the Purchaser shall merge or consolidate or to which the Purchaser shall sell or assign all or substantially all of its assets.

        SECTION 7.09 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

        SECTION 7.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

        SECTION 7.11 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

        SECTION 7.12 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. The Recitals and Exhibits and Schedules to this Agreement are hereby incorporated by reference herein.

        SECTION 7.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

        SECTION 7.14 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions (without the necessity of posting a bond) to prevent breaches of this Agreement by the other party.

        SECTION 7.15 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

        SECTION 7.16 Expenses. The Company shall pay its own and each of the Purchasers fees and expenses (including reasonable attorneys fees, expenses, disbursements) in connection with this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby whether or not the transactions contemplated hereby and thereby are consummated.

        SECTION 7.17 Confidentiality. Each of the Purchasers, on the one hand, and the Company, on the other hand, acknowledges and agrees that any information or data it has acquired from the other, not otherwise properly in the public domain, was received in confidence. Each party agrees not to divulge, communicate or disclose, or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof; provided that (i) the foregoing obligation with respect to the disclosure and use of such information shall not apply to any information which such party can reasonably demonstrate (prior to disclosure or, if immediate disclosure is required under clause (o) below, promptly after disclosure) (A) was at the time of disclosure to such party or thereafter, but prior to its disclosure by such party to any third party, through no fault of such party, publicly available (other than as a result of disclosure by such party), (B) has been disclosed to such party on a nonconfidential basis from a source other than any other party which, to such party's knowledge, was not prohibited from disclosing such information to such party by a legal, contractual, fiduciary or other obligation, (C) has been independently developed by the such party without the violation of any of my obligations under this Agreement, or (D) is required to be disclosed by applicable law (including, without limitation, the federal securities laws) and (ii) such party may, if required by subpoena or valid legal process, disclose any such information, but only to the extent so required and only after using its best efforts to give the other party or parties (as the case may be) prior notice of such required disclosure in order to afford such party or parties an opportunity to obtain an injunction, a protective order or other relief.

        SECTION 7.18 Publicity. Neither the Purchasers on the one hand nor the Company on the other hand shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement or any of the Transaction Documents, without the prior written consent of the other, except as may be required by applicable law, rule or regulation. However, the parties recognize that the Company is a publicly held company obligated under the Federal securities laws to make disclosures of material events affecting it. Consequently, if the Company is advised by its counsel that it is required to make such announcement under Federal or state securities laws, the Company may make such announcement. The Company agrees promptly to inform the Purchasers of such advice by counsel, provide a copy of such announcement prior to disclosure and, if practicable, to give the Purchasers an opportunity to comment upon the form of any required announcement.

        SECTION 7.19 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. With regard to this Agreement and any other document relating to the transactions to be consummated under this Agreement, a party's execution may be evidenced by, and a party's delivery may be effected by, facsimile transmission.

        SECTION 7.20 Obligations Several, Not Joint. The obligations of each Purchaser hereinunder and under the Transactions Documents are several and not joint. No Purchaser shall be liable for breach of this Agreement or any Transaction Document by any other Party hereto or thereto. Notwithstanding anything in this Agreement to the contrary, no Purchaser shall be obligated to purchase any Shares, or consummate any other transactions contemplated by this Agreement and the Transaction Documents unless each of the other Purchasers shall purchase the Shares set forth opposite the name on Exhibit A and executes and delivers this Agreement and each Transaction Document to which it is a party or causes its affiliates or designees to execute and deliver each Transaction Document to which it is a party.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                                    THE COMPANY:

                                    SIGHT RESOURCE CORPORATION



                                    By  /S/ CARENE S. KUNKLER
                                        ----------------------------------------
                                        Carene S. Kunkler
                                        President & Chief Executive Officer


                                    PURCHASERS:

                                    /S/ E. DEAN BUTLER
                                    --------------------------------------------
                                    E. DEAN BUTLER

                                    Number of Shares: 1,250,000

                                    Aggregate Purchase Price: $250,000.00


                                    EXCALIBUR INVESTMENTS B.V.


                                    By  /S/ E. DINO TABACCHI
                                        ----------------------------------------
                                        Name:     Dino Tabacchi


                                    Number of Shares: 5,500,000

                                    Aggregate Purchase Price: $1,100,000.00

                                    LA SESTA S.A.


                                    By  /S/ MARCO BRUSTIO
                                        ----------------------------------------
                                        Name: Marco Brustio
                                        Title: Chairman

                                    Number of Shares: 3,000,000

                                    Aggregate Purchase Price $ 600,000.00


                                    CARLYLE VENTURE PARTNERS, L.P.


                                    By  /S/ ROBERT GRADY
                                        ----------------------------------------
                                        Name: Robert Grady
                                        Title: Managing Director

                                    Number of Shares: 1,940,295

                                    Aggregate Purchase Price $388,059.00


                                    CARLYLE U.S. VENTURE PARTNERS, L.P.


                                    By  /S/ ROBERT GRADY
                                        ----------------------------------------
                                        Name: Robert Grady
                                        Title: Managing Director

                                    Number of Shares: 257,335

                                    Aggregate Purchase Price $51,467.00


                                    C/S VENTURE INVESTORS, L.P.


                                    By  /S/ ROBERT GRADY
                                        ----------------------------------------
                                        Name: Robert Grady
                                        Title: Managing Director

                                    Number of Shares: 396,255

                                    Aggregate Purchase Price $79,251.00

                                    CARLYLE VENTURE COINVESTMENT, L.L.C.


                                    By  /S/ ROBERT GRADY
                                        ----------------------------------------
                                        Name: Robert Grady
                                        Title: Managing Director

                                    Number of Shares: 156,115

                                    Aggregate Purchase Price $31,223.00

                                    EXHIBIT A

------------------------------------------------------------------------------------------
                                                AGGREGATE NUMBER
             NAME AND ADDRESS                          OF                 AGGREGATE
               OF PURCHASER                     SHARES PURCHASED        PURCHASE PRICE
------------------------------------------------------------------------------------------
Carlyle Venture Partners, L.P.
c/o
The Carlyle Group                                  1,940,295               $388,059
1001 Pennsylvania Ave. N.W.
Washington, DC 20004
Attn: Ryan Schwarz

------------------------------------------------------------------------------------------
Carlyle U.S. Venture Partners, L.P.
c/o
The Carlyle Group                                   257,335                $51,467
1001 Pennsylvania Ave. N.W.
Washington, DC 20004
Attn: Ryan Schwarz
------------------------------------------------------------------------------------------
C/S Venture Investors, L.P.
c/o
The Carlyle Group                                   396,255                $79,251
1001 Pennsylvania Ave. N.W.
Washington, DC 20004
Attn: Ryan Schwarz
------------------------------------------------------------------------------------------
Carlyle Venture Coinvestment, L.L.C.
c/o
The Carlyle Group                                   156,115                $31,223
1001 Pennsylvania Ave. N.W.
Washington, DC 20004
Attn: Ryan Schwarz
------------------------------------------------------------------------------------------
E. Dean Butler
4325 Drake Road
Cincinnati, Ohio 45243-4209                        1,250,000               $250,000

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                AGGREGATE NUMBER
             NAME AND ADDRESS                          OF                 AGGREGATE
               OF PURCHASER                     SHARES PURCHASED        PURCHASE PRICE
------------------------------------------------------------------------------------------
Excalibur Investments B.V.
Leidseplein 98,                                    5,500,000              $1,100,000
1017 PP Amsterdam
Postbus 782
1000 AT
Amsterdam

With a copy to:
Dino Tabacchi
Via Patriarcato 15
35100 Padova
ITALY

NO EIN

------------------------------------------------------------------------------------------
La Sesta S.A.
c/o MEVEA s.a.r.l.
(Attention Mr. R. Meneguz)                         3,000,000               $600,000
6-12 Place d' Armes
L-1136 Luxembourg

------------------------------------------------------------------------------------------
TOTALS:                                            12,500,000             $2,500,000
------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                           NAME OF CARLYLE ENTITY AND
                            NUMBER OF DIVIDEND SHARES
                     TO BE ISSUED BY COMPANY TO EACH OF THEM
                      IN LIEU OF PAYMENT OF CASH DIVIDENDS
                     SET FORTH OPPOSITE NAME OF EACH OF THEM



                                                                           NUMBER OF SHARES OF
                                                                              COMMON STOCK
                                                                            ISSUED IN LIEU OF
                                         FISCAL QUARTER    ACCRUED CASH      PAYMENT OF CASH
                 NAME                        ENDED           DIVIDEND           DIVIDEND
Carlyle Venture Partners, L.P.              11/30/02         $358,426           1,305,025
C/S Venture Investors, L.P.                 11/30/02         $73,199             266,517
Carlyle U.S. Venture Partners, L.P.         11/30/02         $47,537             173,080
Carlyle Venture Coinvestment, L.L.C.        11/30/02         $28,839             105,003

                                                                       EXHIBIT C


                      NAME OF CARLYLE ENTITY AND NUMBER OF
                     CONVERSION SHARES ISSUED BY THE COMPANY
                    TO EACH CARLYLE ENTITY UPON CONVERSION OF
            SHARES OF SERIES B STOCK SET FORTH OPPOSITE NAME OF EACH



                                                 NUMBER OF SHARES OF
                                                 COMMON STOCK ISSUED
                                                  UPON CONVERSION OF
                    NAME                          SHARES OF SERIES B
                                                        STOCK
Carlyle Venture Partners, L.P.                        2,288,773
C/S Venture Investors, L.P.                            467,421
Carlyle U.S. Venture Partners, L.P.                    303,551
Carlyle Venture Coinvestment, L.L.C.                   184,155

                                                                       EXHIBIT D


                                ESCROW AGREEMENT


                                 [See attached]

                                                                       EXHIBIT E


                    PUT AND RIGHT OF FIRST REFUSAL AGREEMENT



                                 [See attached]

                                                                       EXHIBIT F


                          REGISTRATION RIGHTS AGREEMENT


                                 [See attached]

                                                                       EXHIBIT G


                        OPINION OF COUNSEL TO THE COMPANY


                                 [See attached]

                                                                       EXHIBIT H


                       SIXTH LOAN MODIFICATION AGREEMENT


                                 [See attached]